February 5, 2019

Pacific Global ETF Trust

840 Newport Center Dr., 7th Floor

Newport Beach, CA 92660

Re:                        Pacific Global ETF Trust - File Nos. 333-227097 and 811-23376

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 2 under the Securities Act of 1933 to the Pacific Global ETF Trust Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 3 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP
THOMPSON HINE LLP